SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Securities Fund
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Company-wide - Shareholders! Have you received a proxy request recently?

Please take a minute to vote and save Fidelity and your funds money!

(Link to summary)

Your proxy vote for these funds is very important!

Fidelity® Aggressive Growth Fund

Fidelity Growth Company Fund

Fidelity Growth & Income Portfolio

Fidelity Dividend Growth Fund

Fidelity Blue Chip Growth Fund

Fidelity OTC Portfolio

***

Fidelity Retirement Money Market Portfolio

Fidelity Retirement Government Money Market Portfolio

Fidelity U.S. Government Reserves

Shareholder meetings cannot proceed on July 17 without significantly more votes.

Please take a minute to vote now -- even for shares in your CAP account. Your prompt response to this and future proxy requests will help Fidelity control proxy expenses.

To vote:

At Work: You can Phone in your VOTE without control numbers: Call 1-800-848-3155, toll-free weekdays from 8 a.m. - 11 p.m. EST and Saturdays from 11 a.m. - 6 p.m. EST and your vote will be recorded by a representative of D.F. King, Inc., an independent proxy solicitation firm. (For funds above only).

At Home: Internet: Visit the web site indicated on your proxy card(s). Follow the online instructions. Touch-tone phone: Call the toll-free number on your proxy ballot card(s). Follow the recorded instructions. Mail: send in your signed proxy card(s).

Please vote each card you receive. If you have any further questions, please call 1-800-544-3198.